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                                                                     EXHIBIT 8.1

                             Vinson & Elkins L.L.P.
                             1001 Fannin, Suite 2300
                            Houston, Texas 77002-6760

July 13, 2005

Quintana Maritime Limited
c/o Quintana Management LLC
Attention: Stamatis Molaris
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece

      Re: Quintana Maritime Limited Registration Statement of Form S-1

Ladies and Gentlemen:

      We have acted as counsel for Quintana Maritime Limited (the "Company"), a corporation formed under the laws of the Republic of the Marshall Islands, with respect to certain legal matters in connection with the offer and sale of common shares of the Company. We have also participated in the preparation of a Registration Statement on Form S-1 (No. 333-124576) (the "Registration Statement") to which this opinion is an exhibit.

      In connection therewith, we prepared the discussion (the "Discussion") set forth under the captions "United States Federal Income Tax Considerations" and "Risk Factors -- We may earn United States source income that is subject to tax, thereby reducing our earnings" in the Registration Statement.

      All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                            Very truly yours,

                                            /s/ Vinson & Elkins L.L.P
                                            ---------------------------------
                                            Vinson & Elkins L.L.P.